Exhibit 99.1

LaSalle Hotel Properties

3 Bethesda Metro Center, Suite 1200

Bethesda, MD 20814

Ph. (301) 941-1500

Fax (301) 941-1553

www.lasallehotels.com

LASALLE HOTEL PROPERTIES REPORTS THIRD QUARTER RESULTS

BETHESDA, MD, October 22, 2008 — LaSalle Hotel Properties (NYSE: LHO) today reported net income to common shareholders of $12.5 million, or $0.30 per diluted share for the quarter ended September 30, 2008, compared to net income of $20.2 million, or $0.50 per diluted share for the prior year period. Net income for the quarter ended September 30, 2008 includes a $4.3 million expense related to the final settlement and dismissal of all Meridien litigation.

For the quarter ended September 30, 2008, the Company generated funds from operations (“FFO”) of $39.9 million versus $43.7 million for the same period of 2007. On a per diluted share basis, FFO for the third quarter was $0.99 versus $1.09 for the same period last year. FFO for the quarter ended September 30, 2008 was reduced by the $4.3 million settlement expense related to the Meridien litigation. Excluding the settlement expense, FFO for the third quarter 2008 would have been $44.2 million or $1.09 per diluted share.

The Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the third quarter declined to $60.0 million from $65.5 million during the prior year period. EBITDA for the quarter ended September 30, 2008 was reduced by the $4.3 million settlement expense related to the Meridien litigation. Excluding the settlement expense, EBITDA for the third quarter 2008 would have been $64.3 million.

Room revenue per available room (“RevPAR”) for the quarter ended September 30, 2008 versus the same period in 2007 decreased 0.1 percent to $166.76. RevPAR for the quarter consisted of a 0.8 percent increase in occupancy offset by a 1.0 percent decline in Average Daily Rate (“ADR”) from the prior year period.

The Company’s hotels generated $66.9 million of EBITDA for the third quarter compared with $66.0 million for the same period last year. Hotel revenues increased 1.6 percent in the quarter versus the prior year’s third quarter while hotel expenses rose 1.7 percent in the quarter versus the prior year.

“Despite weakening trends, our operators were successful in generating positive revenue growth while limiting expense growth to a minor increase,” said Jon Bortz, Chairman and Chief Executive Officer of LaSalle Hotel Properties. “Given the challenging economic environment, we remain active with our operators in our joint efforts to aggressively lower expenses as business levels weaken. Our properties are in excellent physical condition, our balance sheet and liquidity are strong and are both being enhanced by the actions we have announced today.”

As of the end of the third quarter 2008, the Company had total outstanding debt of $1,008.1 million. The Company’s $450.0 million credit facility had an outstanding balance of $221.5 million as of September 30, 2008. Total debt to trailing 12 month Corporate EBITDA (as defined by our senior unsecured credit facility) equaled 4.5 times as of September 30, 2008.

For the nine months ended September 30, 2008, net income to common shareholders decreased to $18.2 million from $55.3 million for the prior year period. Net income for the prior year period includes the $30.4 million gain on sale of the LaGuardia Marriott. For the first nine months of 2008, FFO rose to $97.1 million from $93.6 million in the prior year period or $2.41 per diluted share from $2.33 per diluted share. EBITDA year to date through the end of September declined to $155.0 million from $189.3 million for the prior year period. EBITDA for the prior year period includes the $30.4 million gain on sale of the LaGuardia Marriott. Net income, FFO and EBITDA for the nine months ended September 30, 2008 include the negative impact from the $4.3 million expense related to the settlement of all Meridien litigation.

RevPAR increased 1.6 percent for the nine months ended September 30, 2008 to $153.26 versus the prior year period. The increase in RevPAR was due to ADR growth of 1.1 percent to $201.95 and an increase in occupancy of 0.5 percent to 75.9 percent for the nine months ended September 30, 2008.

For the nine months ended September 30, 2008, the Company’s hotels generated $168.0 million of hotel EBITDA compared with $165.7 million for the same period last year. Hotel revenue growth was 2.1 percent for the nine months ended September 30, 2008 versus the same period last year while hotel expenses grew 2.4 percent versus the same prior year period.

Third Quarter Highlights

On September 11, 2008, the Company entered into a settlement agreement that ended its six year litigation with Meridien. The Company recorded a one-time expense of $4.3 million in the current year’s third quarter for the settlement and dismissal of both the New Orleans and Dallas cases, representing all of the litigation with Meridien.

Subsequent Events

On October 1, 2008, the Company extinguished $58.6 million of secured debt related to San Diego Paradise Point Resort with cash and additional borrowings from the Company’s line of credit. This reduced the Company’s total outstanding debt to approximately $961.0 million.

On October 3, 2008, the Company exercised its option to extend for one year the $20.0 million loan secured by Gild Hall. The Company has no maturities remaining in 2008 and only $68.5 million of non-extendable maturities in 2009. Should the debt markets remain unfavorable, the Company can utilize capacity on its line of credit to repay the 2009 non-extendable maturities.

Fourth Quarter Dividends

The Company announced its monthly dividend of $0.085 per common share of beneficial interest for each of the months of October, November and December 2008. The October dividend will be paid on November 14, 2008 to common shareholders of record on November 3, 2008; the November dividend will be paid on December 15, 2008 to common shareholders of record on November 28, 2008; and the December dividend will be paid on January 15, 2009 to common shareholders of record on December 31, 2008. This monthly dividend results in an annualized rate of $1.02 per common share which is a reduction from the prior declared dividend’s annualized rate of $2.10 per common share. The $1.02 per common share annualized rate represents a 9.1 percent yield based on today’s closing share price.

“The Board of Trustees took this action to reduce the dividend based on the recommendation of management, the current challenging economic environment and the view that the U.S. economy, as well as the lodging industry, will likely continue to face declining economic trends through 2009,” said Hans Weger, Chief Financial Officer. “This reduction will further strengthen the balance sheet, provide over $100 million of additional liquidity over the next 26 months and position the Company to take advantage of future investment opportunities.”

Given sluggish operating fundamentals since the fourth quarter of 2007, combined with the current rapidly deteriorating economic environment and the expectation that the lodging industry will face a challenging operating environment through at least 2009, the Company has also taken the following additional steps to further strengthen its balance sheet and liquidity:

•	Limit capital investments at the hotels in 2009 to those related to life safety, emergency capital maintenance and a few minor projects that are currently underway;

•	Modified the fast-track schedule for the IBM Building conversion in Chicago to a normal development schedule with major construction commencing in 2010 and the super-luxury hotel opening in 2011; and

•	Continue to work aggressively with our operators to improve efficiencies, reduce costs and enhance revenues at our properties.

2008 Outlook

The outlook for the full year 2008 is as follows:

Net Income	$11.7 million - $13.7 million ($0.29 - $0.34 per diluted share);

FFO	$117.4 million - $119.4 million ($2.91 - $2.96 per diluted share); and

EBITDA	$195.5 million - $197.5 million.

Excluding the $4.3 million settlement expense related to Meridien, the Company’s outlook for 2008 is as follows:

Net Income	$16.0 million - $18.0 million ($0.40 - $0.45 per diluted share);

FFO	$121.7 million - $123.7 million ($3.02 - $3.07 per diluted share); and

EBITDA	$199.8 million - $201.8 million.

LaSalle Hotel Properties is a leading multi-operator real estate investment trust owning 31 upscale and luxury full-service hotels, totaling approximately 8,500 guest rooms in 14 markets in 11 states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale and luxury full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Sheraton Hotels & Resorts Worldwide, Inc., Hilton Hotels Corporation, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Gemstone Hotels & Resorts, LLC, Thompson Hotels, Sandcastle Resorts & Hotels, Davidson Hotel Company, Denihan Hospitality Group and the Kimpton Hotel & Restaurant Group, LLC.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Forward-looking statements in this press release include, among others, statements about the economy, industry fundamentals, the effects of the Company’s renovation and repositioning strategy, asset physical condition, 2009 capital investment plans, IBM building timeline, balance sheet, liquidity, EBITDA, FFO, and Net Income. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns, and (ix) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

# # #

Contacts:

Hans Weger, Chief Financial Officer, LaSalle Hotel Properties – (301) 941-1500

For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com

LASALLE HOTEL PROPERTIES

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2008	2007	2008	2007
Revenues:
Hotel operating revenues:
Room	$127,245	$115,116	$334,946	$310,775
Food and beverage	49,361	42,427	134,123	125,953
Other operating department	15,766	14,147	39,655	36,502

Total hotel operating revenues	192,372	171,690	508,724	473,230
Participating lease revenue	1,393	9,569	11,957	22,229
Other income	2,120	1,485	6,160	3,923

Total revenues	195,885	182,744	526,841	499,382

Expenses:
Hotel operating expenses:
Room	27,790	23,877	76,638	68,772
Food and beverage	33,040	28,750	91,256	85,949
Other direct	7,071	6,213	18,399	17,356
Other indirect	48,653	45,327	134,739	128,124

Total hotel operating expenses	116,554	104,167	321,032	300,201
Depreciation and amortization	27,372	23,550	78,932	68,635
Real estate taxes, personal property taxes and insurance	7,098	7,862	25,764	24,307
Ground rent	2,241	2,200	5,786	5,369
General and administrative	5,108	2,706	12,936	10,104
Lease termination expense	4,269	—	4,269	—
Other expenses	650	546	2,154	1,779

Total operating expenses	163,292	141,031	450,873	410,395

Operating income	32,593	41,713	75,968	88,987
Interest income	20	174	129	1,197
Interest expense	(12,379)	(11,874)	(36,210)	(35,185)

Income before income tax expense, minority interest, equity in earnings of joint venture and discontinued operations	20,234	30,013	39,887	54,999
Income tax expense	(767)	(2,574)	(650)	(2,825)
Minority interest in loss of consolidated entities	6	—	11	—
Minority interest of common units in Operating Partnership	(53)	(69)	(106)	(212)
Minority interest of preferred units in Operating Partnership	(1,262)	(1,547)	(4,021)	(4,604)
Equity in earnings of joint venture	—	—	—	27

Income from continuing operations	18,158	25,823	35,121	47,385

Discontinued operations:
Income from operations of property disposed of, including gain on disposal of assets	—	44	—	30,385
Minority interest, net of tax	—	—	—	(1)
Income tax benefit	—	—	—	73

Net income from discontinued operations	—	44	—	30,457

Net income	18,158	25,867	35,121	77,842
Distributions to preferred shareholders	(5,625)	(5,625)	(16,873)	(18,720)
Issuance costs of redeemed preferred shares	—	—	—	(3,868)

Net income applicable to common shareholders	$12,533	$20,242	$18,248	$55,254

LASALLE HOTEL PROPERTIES

Consolidated Statements of Operations - Continued

(Dollars in thousands, except per share data)

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2008	2007	2008	2007
Earnings per Common Share - Basic:
Net income applicable to common shareholders before discontinued operations and after dividends on unvested restricted shares	$0.30	$0.50	$0.44	$0.62
Discontinued operations	—	—	—	0.76

Net income applicable to common shareholders after dividends on unvested restricted shares	$0.30	$0.50	$0.44	$1.38

Earnings per Common Share - Diluted:
Net income applicable to common shareholders before discontinued operations and after dividends on unvested restricted shares	$0.30	$0.50	$0.44	$0.61
Discontinued operations	—	—	—	0.76

Net income applicable to common shareholders after dividends on unvested restricted shares	$0.30	$0.50	$0.44	$1.37

Weighted average number of common shares outstanding:
Basic	40,264,498	39,854,950	40,035,102	39,851,249
Diluted	40,350,444	40,117,918	40,152,485	40,115,746

LASALLE HOTEL PROPERTIES

FFO and EBITDA

(Dollars in thousands, except share data)

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2008	2007	2008	2007
Funds From Operations (FFO):
Net income applicable to common shareholders	$12,533	$20,242	$18,248	$55,254
Depreciation	27,042	23,345	78,205	68,083
Amortization of deferred lease costs	287	123	591	369
Minority interest:
Minority interest in consolidated entities	(6)	—	(11)	—
Minority interest of common units in Operating Partnership	53	69	106	212
Minority interest in discontinued operations	—	—	—	1
Less: Net gain on sale of property disposed of	—	(44)	—	(30,322)
FFO	$39,909	$43,735	$97,139	$93,597
Weighted average number of common shares and units outstanding:
Basic	40,368,028	39,958,480	40,138,632	39,954,778
Diluted	40,453,974	40,221,448	40,256,015	40,219,276

	For the three months ended September 30,		For the nine months ended September 30,
	2008	2007	2008	2007
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA):
Net income applicable to common shareholders	$12,533	$20,242	$18,248	$55,254
Interest expense	12,379	11,874	36,210	35,185
Income tax expense (benefit):
Income tax expense	767	2,574	650	2,825
Income tax benefit from discontinued operations	—	—	—	(73)
Depreciation and amortization	27,372	23,550	78,932	68,686
Minority interest:
Minority interest in consolidated entities	(6)	—	(11)	—
Minority interest of common units in Operating Partnership	53	69	106	212
Minority interest of preferred units in Operating Partnership	1,262	1,547	4,021	4,604
Minority interest in discontinued operations	—	—	—	1
Distributions to preferred shareholders	5,625	5,625	16,873	22,588

EBITDA	$59,985	$65,481	$155,029	$189,282
Corporate expense	10,007	3,191	20,258	12,580
Interest and other income	(2,139)	(1,671)	(6,288)	(5,159)
Participating lease adjustments (net)	87	858	517	1,316
Hotel level adjustments (net)	(995)	(1,806)	(1,545)	(1,940)
Income from operations of property disposed of, including gain on sale	—	(36)	—	(30,428)

Hotel EBITDA	$66,945	$66,017	$167,971	$165,651

With respect to Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of management in running our business on a property-level basis.

Hotel EBITDA includes the operating data for all properties leased to LHL and to third parties for the three and nine months ended September 30, 2008 and 2007 excluding the Donovan House. Chaminade Resort is excluded from January (closed for renovations) in the nine months ended September 30, 2008 and 2007.

LASALLE HOTEL PROPERTIES

Hotel Operational Data

Schedule of Property Level Results

(Dollars in thousands)

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2008	2007	2008	2007
Revenues
Room	$126,957	$127,093	$346,802	$340,307
Food and beverage	48,889	45,732	140,214	136,512
Other	14,931	14,951	38,922	38,272

Total hotel revenues	190,777	187,776	525,938	515,091

Expenses
Room	26,975	25,764	77,638	73,625
Food and beverage	32,671	30,855	94,340	91,796
Other direct	6,820	6,560	18,331	18,053
General and administrative	14,061	13,839	41,414	39,262
Sales and marketing	12,527	12,597	37,092	36,271
Management fees	7,967	7,760	19,300	19,724
Property operations and maintenance	6,454	6,648	19,344	19,936
Energy and utilities	6,570	6,604	18,102	18,623
Property taxes	6,239	7,227	22,451	21,335
Other fixed expenses	3,548	3,905	9,955	10,815

Total hotel expenses	123,832	121,759	357,967	349,440

Hotel EBITDA	$66,945	$66,017	$167,971	$165,651

Note:

This schedule includes the operating data for all properties leased to LHL, and to third parties as of September 30, 2008, excluding the Donovan House. Chaminade Resort is excluded from January (closed for renovations).

LASALLE HOTEL PROPERTIES

Statistical Data for the Hotels

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2008	2007	2008	2007
Total Portfolio
Occupancy	81.6%	80.9%	75.9%	75.5%
Increase/(Decrease)	0.8%		0.5%
ADR	$204.37	$206.36	$201.95	$199.79
Increase/(Decrease)	(1.0)%		1.1%
RevPAR	$166.76	$167.00	$153.26	$150.91
Increase/(Decrease)	(0.1)%		1.6%

Note:

This schedule includes the operating data for all properties leased to LHL, and to third parties as of September 30, 2008, excluding the Donovan House. Chaminade Resort is excluded from January (closed for renovations).

LASALLE HOTEL PROPERTIES

Statistical Data for the Hotels

(unaudited)

Prior Year Operating Data

	First Quarter 2007	Second Quarter 2007	Third Quarter 2007	Fourth Quarter 2007	Full Year 2007
Occupancy	66.2%	79.3%	80.9%	69.6%	74.0%
ADR	$180.35	$208.99	$206.36	$203.84	$200.75
REVPAR	$119.42	$165.63	$167.00	$141.83	$148.61

Note:

This schedule includes historical operating data for the owned hotels open and operating as of December 31, 2007 (excludes the Donovan House for the full year and Chaminade Resort for January & December, as these properties were closed for renovations).